CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2 of Wildermuth Endowment Strategy Fund, (“the Fund”) and to the use of our report dated December 5, 2014 on the Fund’s statement of assets and liabilities and the related statement of operations as of December 1, 2014. Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

February 12, 2016